[EXHIBIT 23a TO FORM S-3]


     Consent of Independent Certified Public Accountants


      We  have  issued our reports dated January  14,  1998,

accompanying   the  consolidated  financial  statements   of

Colonial Gas Company and subsidiaries appearing in the  1997

Annual  Report  of  the  Company  to  its  shareholders  and accompanying the schedule included in the Annual Report  on

Form  10-K  for the year ended December 31, 1997  which  are incorporated  by  reference in this Registration  Statement

and Prospectus.  We   consent  to  the  incorporation  by

reference  in  the Registration Statement and Prospectus

of the aforementioned reports and  to the  use  of  our

name  as  it appears  under  the  caption "Experts."



                              GRANT THORNTON LLP



Boston, Massachusetts
March 23, 1998

                [END OF EXHIBIT 23a TO FORM S-3]